Exhibit 10.1

TRANSITION SERVICES AGREEMENT

(EVO Operating Units)

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is entered into as of October 20, 2020 by and among by and among EVO TRANSPORTATION & ENERGY SERVICES, INC., a Delaware corporation (“Company”) and all subsidiaries of the Company (each a “Subsidiary” and collectively with Company the “EVO Companies”) that are party hereto.

Reference is made to the Financing Agreement, dated as of September 16, 2019, entered into by and among Company, the “Guarantors” party thereto, the Lenders party thereto, certain other parties and the and Cortland Capital Market Services LLC and its successors to serve as administrative agent and collateral agent under the Loan Documents (in such capacities, the “Administrative Agent” and the “Collateral Agent,” as applicable, and from time to time referred to herein without differentiation as an “Agent”) (as amended by the First Forbearance, the Second Incremental Agreement and the Third Amendment (each as defined below), the “Financing Agreement”).

Reference is further made to (i) the Forbearance Agreement and Incremental Amendment to Financing Agreement (the “First Forbearance”), dated as of February 27, 2020, entered into by and among the Borrower, the Guarantors, the Agent and the Incremental Term Lenders and the Required Lenders pursuant to which, among other things the Incremental Term Lenders (defined in the First Forbearance) provided $3,214,285.71 in Incremental Term Loans (defined in the First Forbearance), (ii) the Amendment to Forbearance Agreement and Second Incremental Amendment to Financing Agreement (the “Second Incremental Agreement”), dated as of March 24, 2020, entered into by and among Borrower, the Guarantors, the Required Lenders under the Existing Financing Agreement that are party thereto, the Second Incremental Term Lenders (defined therein) party thereto and Agent, pursuant to which, among other things the Second Incremental Term Lenders (defined in the Second Incremental Agreement) provided $3,061,224.49 in Second Incremental Term Loans (defined in the Second Incremental Agreement), (iii) the Letter Agreement dated March 24, 2020 by and among Second Incremental Term Lenders and Danny Cuzick pursuant to which Second Incremental Term Lenders agreed to waive the Second Incremental Term Loan Mandatory Prepayment on the terms set forth in such Letter Agreement (“Letter Agreement”), and (iv) the Second Amendment to Forbearance Agreement and Omnibus Amendment to Financing Agreement (“Third Amendment”), dated as of even date herewith, entered into by and among Company, all Subsidiaries of Company, as Guarantors, the Required Lenders under the Financing Agreement that are party thereto, and the Agent.  Except as expressly modified hereby, the First Forbearance, the Second Incremental Agreement, the Letter Agreement and the Third Amendment remain in full force and effect.

Pursuant to the Financing Agreement, each of the EVO Companies, including the Ritter Companies and the Finkle Companies (each as defined below and each an “Operator”), that receives services or use of equipment (including software and computing systems)  from one or more other EVO Companies is to receive transition services in the event of a separation by foreclosure, deed in lieu of foreclosure or other disposition of such Subsidiary arranged by the Lenders under the Financing Agreement, which transition services will be provided to such Operator by the providing EVO Companies as provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, EVO Companies hereby agree as follows.

ARTICLE 1

INTERPRETATION; DEFINITIONS

1.1Interpretation.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall,” and vice versa.

1.2Definitions.  Capitalized terms used but not defined herein have the meanings ascribed in the Financing Agreement, provided that the term “Affiliate” shall not include LoadTrek for purposes of this Agreement.  The following terms, when used herein with initial capital letters, shall have the meanings ascribed to such terms in this Article 1.

“Agent” shall have the meaning set forth in the respective Financing Agreement.

“Agreement” has the meaning set forth in the preamble.

“Financing Agreement” has the meaning set forth in the Recitals.

“Business Information” means business, accounting, personnel and other similar records and data related exclusively to the operation and management of the Operator.

“Default Start Date” means (x) the date following the date first set forth above on which an Event of Default occurs, unless such Default Start Date is deferred in writing by Required Lenders and (y) the acceleration (whether automatic or by notice) of the obligations under the Financing Agreement.

“Escrow Data” has the meaning set forth in Section 6.2.

"Event of Default" means an Event of Default under, and as defined in, the  Financing Agreement.

“Exclusive Operator Data” means any and all (i) Business Information, and (ii) customer data (including aggregate customer activity at the Operator) that is specific to customers of the Operator vis-à-vis other brands that EVO Companies, at least in part, owns, has owned, manages, or has managed and includes in each case records and data that are comingled with records and data not related to the Operator but that can be segregated as Operator specific records and data.

“Indemnified Party” has the meaning set forth in Section 12.1.

“IT System” means all technology platforms, computers, main frames, servers, racks, hard drives, storage devices and media, modems, switches, cables, power supplies, air

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conditioning, telephones, routers, systems, applications, software, programs, networks and websites relating to the management, operation and performance of an Operator, including, without limitation, the order systems; standard property management systems; and all other transaction-based systems; marketing and ordering channels (including, without limitation, call centers, Internet, interfaces with external freight brokers); point of sale, payroll accounting systems; and vehicle tracking systems.

“IT Services and Other Expenses” has the meaning set forth in Section 13.3.

“IT Transition Services” means the Transition Services set forth in Article 3.

“Losses” has the meaning set forth in Section 12.1.

“Measurement Period” has the meaning set forth in Section 2.1.

“EVO Companies” has the meaning set forth in the recitals.

“EVO Companies Elements” means the terms “EVO” or “EVO Transportation” and any EVO Companies proprietary design elements and Source Indicators associated therewith.

“Finkle  Companies” means Finkle Transport Inc. and Courtlandt and Brown Enterprises L.L.C.

“Letter Agreement” has the meaning set forth in the recitals.

“Operator IT System” means an IT System (including associated hardware and software) that is capable of operating the Operator on a stand-alone basis with no technological connection to any equipment or control provided by other EVO Companies and which shall have capabilities that are substantially similar as the existing IT System and associated hardware as of the Default Start Date.

“Party” means each of EVO Companies.

“Provider” has the meaning set forth in Section 2.1.

“Required Consent” means any consent required by the terms of a Third-Party Agreement to permit EVO Companies or any of their subsidiaries (excluding Operator and its subsidiaries), as the case may be, to exercise EVO Companies’ or such subsidiaries’ rights under such Third-Party Agreement to (a) provide the Transition Services, or (b) sublicense any right or license granted under such Third-Party Agreement to provide the Transition Services.

“Self-Help Right” has the meaning set forth in Section 13.5.

“Ritter Companies” means Ritter Transport, Inc.,  John W. Ritter Trucking, Inc.,  Johmar Leasing Company, LLC, and  Ritter Transportation Systems, Inc.

“Service Level Failure” has the meaning set forth in Section 13.5.

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“Service Standards” has the meaning set forth in Section 2.1.

“Target Employees” has the meaning set forth in Section 5.1.

“Third-Party Agreement” means any agreement between EVO Companies or any of its Affiliates, on the one hand, and any third party, on the other hand, which is related to, or used in connection with, the provision of the Transition Services.

“Transaction Data” means, in each case with respect to an Operator,  all data and information used in the ordinary course of business by any such Operator, and includes, but is not limited to, identification of all vendors and existing contracts (which may be redacted to exclude price or other sensitive information that a Party is contractually prohibited from disclosing to the other).

“Transition Period” means the 12-month period commencing on the Default Start Date, unless terminated earlier pursuant to this Agreement.

“Transition Services” means, collectively, the transition services described in this Agreement.

ARTICLE 2

service standards; PERIOD OF PERFORMANCE

2.1Service Standards.  Each of the EVO Companies, excluding therefrom for this purpose the Ritter Companies and the Finkle Companies, that in the ordinary course of its business provides goods, employees or services to any Operator (each, a “Provider”) shall provide or cause to be provided all Transition Services to or for the benefit of the Operators in the following manner: (i) with respect to all services that were provided by a Provider to or for the benefit of the Operator at any time during the six months immediately preceding the Default Start Date (the “Measurement Period”), at the levels and with the degrees of care and quality actually practiced by such Provider when such services or similar services were provided during the Measurement Period, (ii) with respect to services that were not provided by a Provider to or for the benefit of an Operator during the Measurement Period but are provided to any other of such Provider’s Affiliates, at the levels and with the degrees of care and quality actually practiced by the Provider in providing such services or similar services to itself or such affiliates, and (iii) with respect to services that were not provided by a Provider to or for the benefit of an Operator or any other of such Provider’s Affiliates by any such Provider or such Provider’s Affiliates during the Measurement Period but are provided by a Provider to or for the benefit of an Operator or any other of such Provider’s Affiliates during the Transition Period, at the levels and with the degrees of care and quality with which such Provider provides similar services to its other Affiliates during the Transition Period  (such standards as set forth in clauses (i), (ii) and (iii), the “Service Standards”).  The Providers’ provision of Transition Services hereunder will be subject to the rights, claims, and interests of applicable third parties, and in no event will any Provider be required to perform any Transition Services, or provide any Transition Services in a manner, that would violate any law or contractual obligation applicable to such Provider.  Nothing in this Agreement will obligate any Provider to pay any third-party costs or expenses associated with the Transition Services that have been approved in writing by the applicable Operator prior to incurrence, and all such costs and expenses

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will be borne solely by the applicable Operator.  In addition to any third-party costs or expenses associated with the Transition Services, each Operator shall pay EVO Companies a fee based on the schedule set forth in Schedule 2.3 attached hereto.

2.2Period of Performance.  EVO Companies’ obligations to provide Transition Services (i) shall not commence until the Default Start Date, and (ii) subject to the early termination of any individual Transition Service in accordance with the terms herein, shall terminate following the end of the Transition Period.

2.3Transition Services Providers.  Attached hereto as Schedule 2.3 is a list of Transition Services that would be provided pursuant to this Agreement if the Default Start Date is assumed to be the date first set forth above, identifying each such Transition Service in reasonable detail and identifying the Provider of each such Transition Service.

ARTICLE 3

IT TRANSITION Services

3.1Provision of IT Transition Services by EVO Companies. EVO Companies shall, or shall cause their Affiliates to, at the expense of Company, cooperate and consult with Operator (i) in the design, procurement , installation, and testing of an Operator IT System, and (ii) in the transition from EVO Companies’ centralized data processing and computing services to the Operator IT System.  Such Transition Services shall include without limitation, consultation and cooperation in the design, procurement, installation, and testing of the Operator IT system, training on how to operate the Operator IT System, consultation and cooperation on procurement of such hardware (e.g., personal computers, modems, servers, networking switches and routers) as necessary to Operator to operate as necessary to ensure that Operator may utilize the Operator IT System to continuously operate on a stand-alone basis, independent of EVO Companies.  Operator acknowledges that all third-party costs and expenses approved in writing in advance, including the costs of procurement and installation, shall be for the account of and paid by Operator.  From and after the expiration of the Transition Period, EVO Companies shall have no obligation to deliver IT Transition Services, and shall not thereafter have any continuing performance obligations under this Agreement in respect of the Operator IT System.

3.2Operator Continued Access to EVO Companies IT System and Related Personnel.  During the Transition Period, EVO Companies shall provide to the Operator and all of its subsidiaries all of the centralized data processing and computing services, including, but not limited to, access to hardware, software and personnel of EVO Companies that were provided by EVO Companies to Operator prior to the Default Start Date.  EVO Companies shall cooperate and consult with Operator and take such other and further preparatory steps as may be reasonably requested by Operator to be performed by EVO Companies while IT Transition Services are being provided to Operator, as may be reasonably required to facilitate the continuation of Operator’s  operations.

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3.3Operatorship of IT System Equipment.  All hardware and wires located at the Operator or that are part of the Operator IT System shall be the property of Operator and its subsidiaries.  All other physical components of the IT System are property of EVO Companies other than Operator and its Subsidiaries.

3.4Third-Party Agreements and Software.

(a)  Prior to the last day of the Transition Period, Operator shall acquire all third-party Software and Technology (whether by license or otherwise) required for the operation of the Operator IT System after the Transition Period expires.  If Operator does not do so, Operator must, immediately upon the last day of the Transition Period, refrain from using, delete or otherwise dispose of all third-party Software and Technology used in connection with the Operator IT System to the extent required for Operator and EVO Companies to comply with applicable Third-Party Agreements, subject to verification by EVO Companies at their own cost and expense and upon not less than two business days prior written notice and during ordinary business hours.

(b)  EVO Companies shall reasonably cooperate with Operator in identifying and contacting third-party licensors, vendors and providers under Third-Party Agreements for Software and Technology to secure any Required Consent necessary for EVO Companies to provide Transition Services and shall reasonably cooperate in obtaining such Required Consents.  All fees and expenses approved in writing in advance that are associated with any such Required Consent or with termination of Operator’s use of third-party Software and Technology shall be borne solely by Operator.

(c)  For any Required Consent that EVO Companies have not obtained after using the above efforts to do so, EVO Companies and Operator shall cooperate in good faith to enable EVO Companies to provide to Operator substitute services substantially similar to the affected IT Transition Services in order for Operator to have the practical realization of the IT Transition Services contemplated hereby.

ARTICLE 4

oPERATIONAL TRANSITION Services

4.1 Corporate Shared Services.  Each Provider shall provide, or shall cause its applicable Affiliates or subcontractors to provide, all of the services provided by such Provider to Operator and its subsidiaries at any point during the Measurement Period as set forth on Schedule 2.3 to the extent that such services relate to, or are otherwise necessary for, the uninterrupted operation of an Operator or the performance of the Transition Services contemplated hereunder.

4.2Delivery of Operator Property.  Promptly following the Default Start Date, but in no event later than thirty days after the Default Start Date, EVO Companies shall deliver to Operator a listing of all assets owned by Operator or any of its subsidiaries (“Operator Assets”) which are capable of physical delivery or electronic transmission and are then in the possession of any Provider or in the possession of any third-party operating at the direction of any Provider, and are not otherwise already in Operator’s possession or control.  To the extent that any such Operator

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Assets are not capable of physical delivery or electronic transmission, then EVO Companies shall compensate Operator in a manner to be determined by EVO Companies and Operator  at the time thereof.  EVO Companies shall, at EVO Companies’ expense and without reimbursement hereunder, promptly upon request from Operator, but in no event later than thirty days following any such request, or in any event prior to the termination of the Transition Period, deliver to Operator, to such locations as Operator may request, any such Operator Assets; provided that, a Provider may retain any Operator Assets (except as specifically set forth to the contrary herein) required for the performance of the obligations of any Provider hereunder; provided further, that such Provider shall, and shall cause its Affiliates to, deliver all such Operator Assets retained hereunder prior to the end of the Transition Period or immediately following a request from Operator.  EVO Companies’ obligation to transfer such property upon the request of Operator or at the end of the Transition Period is absolute and unconditional, regardless of whether any Transition Services are performed or paid for pursuant to this Agreement.  In addition to the foregoing, EVO Companies shall, and shall cause their subsidiaries to (other than Operator and its subsidiaries) enter into any agreements reasonably requested by Operator to deliver the right, title and interest in the Operator Assets to Operator at any time during the Transition Period.

4.3[Reserved].

4.4Cooperation in Respect of Management Services.  EVO Companies shall, until the termination of the Transition Period, reasonably cooperate with Operator in carrying out a transition to a replacement manager of the Operator.

4.5Inspection and Access for Agent and its Designees; Authorization to Act.  During the Transition Period and without limiting any of its other rights and remedies, the Lenders, or persons designated by any Lender, shall have full and complete access to and may inspect the Operator and Operator's books, records and data (including making copies thereof), meet and discuss with senior management and employees of EVO Companies, among other things, the provision of the Transition Services contemplated hereby, and attend any procurement, installation or testing of the Operator IT System.  EVO Companies acknowledge and agree that (i) Agent shall have the right (but shall have no obligation) at any time during the Transition Period, to take in Agent’s own name or in the name of Operator or either or both of them, such action as Agent or Required Lenders may at any time or from time to time determine to be necessary to exercise any of the rights of Operator under this Agreement, and (ii) Agent and the Lenders are intended beneficiaries of this Agreement.  Operator hereby irrevocably empowers and authorizes Agent and the Lenders and hereby irrevocably appoints Agent and the Lenders as Operator’s attorney-in-fact to enforce Operator’s rights under this Agreement during the Transition Period.

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ARTICLE 5

employeeS

5.1Employee Information.    Promptly following the Default Start Date, EVO Companies will provide Operator with access to all employment records with respect to (i) those employees at Operator; and (ii) those Provider employees that exclusively provide services to one or more of the Operators) (such employees described in clauses (i) and (ii), the “Target Employees”), together with a listing of the job title, description of the job duties, and compensation for each Target Employee, which shall identify both base compensation and the aggregate value of benefits.

5.2Employee Solicitation by Operator.  Commencing on the Default Start Date, EVO Companies will provide Operator with access to all Target Employees to permit Operator to offer employment to such employees.  All non-compete agreements and other restrictive covenants with any Target Employee of EVO Companies or its Affiliates who accept employment with Operator are hereby deemed waived, to the extent necessary to permit employment by the Operator, by EVO Companies and EVO Companies shall reconfirm such waiver if requested by Operator after the Default Start Date.  EVO Companies consent to Operator offering employment to any and all such Target Employees.

ARTICLE 6

CUSTOMER DATA AND WEBSITE CONTENT

6.1Escrow of Customer Data During Transition Period.  Promptly following the Default Start Date, but in no event later than thirty days after the Default Start Date, EVO Companies shall, at EVO Companies’ expense and without reimbursement hereunder, deliver to Operator or shall deposit in escrow, all Exclusive Operator Data that is described in clause (ii) of such definition (the “Escrow Data”) pursuant to a technology escrow agreement that is reasonably acceptable to Operator and each Agent and that is with an escrow agent that is reasonably acceptable to Operator and Agent, which technology escrow agreement shall provide that Operator, Agent or their respective designees may access the Escrow Data at any time and for any reason during the Transition Period.  EVO Companies shall make such deposits of Escrow Data in a form and format that is usable in generally available systems, such as a Microsoft Access database, or convertible through generally available processes to a format that is usable in generally available systems.  EVO Companies shall subsequently deposit an update of all Escrow Data in escrow on (i) the last day of the Transition Period, (ii) the date of the closing of a transaction for the sale of Operator or of all or substantially all of the assets of Operator, and (iii) the date of termination or expiration of this Agreement.  EVO Companies shall not, during the Transition Period, make any use of Escrow Data for any reason other than to provide Transition Services hereunder and shall be expressly prohibited from using such Escrow Data in connection with any other business operations other than the Operator.  At the conclusion of the Transition Period, EVO Companies shall delete all copies of the Escrow Data from EVO Companies’ IT System and databases, and shall provide a certification from an officer of EVO Companies that such Escrow Data has been deleted. EVO Companies’ obligation to place such Escrow Data in escrow is absolute and unconditional, regardless of whether any Transition Services are performed pursuant to this Agreement.

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6.2Website content.  Operator may use the website content that is accessible on an EVO Companies website (operated by EVO Companies) as of the last day of the Transition Period by clicking on an Operator link.  EVO Companies shall not sever any existing links from the EVO Companies’ websites to any Operator for a period ending on the earlier of (i) the end of the Transition Period, and (ii) the launch of a new website for Operator; provided that EVO Companies will offer mutually agreed on links for a period ending on the earlier of the end of the Transition Period or 90 days after the launch of Operator’s new website so that users searching for the former Operator’s website during such period would be redirected to Operator’s new website.  Operator shall be able to use existing website content, infrastructure, and functionality in perpetuity, and does not have to re-create website user interface, provided that Operator redesigns all artwork and other design elements uniquely associated with the “EVO” brand so that Operator’s website presentation avoids brand confusion with EVO Companies’ existing website or any other website for the EVO Companies.

6.3Exclusive Operator Data.   EVO Companies shall use commercially reasonable efforts to segregate all Exclusive Operator Data that is commingled with records and data not related to the Operator but can be separated therefrom.

ARTICLE 7

REPRESENTATIONS AND WARRANTIEs of EVO COMPANIES

EVO Companies represent and warrant to Operator as follows:

7.1Power and Authority.  Each of EVO Companies has the requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby.  All limited liability company action on the part of EVO Companies necessary to approve or to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated hereby to be performed by it has been duly taken.  This Agreement is a valid and binding obligation of each of EVO Companies, enforceable in accordance with its terms, subject to the effect of principles of equity and the applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and other customary qualifications.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF OPERATOR

Operator represents and warrants to EVO Companies as follows:

8.1Power and Authority.  Operator has the requisite power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby.  All corporate action on the part of Operator necessary to approve or to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated hereby to be performed by it has been duly taken.  This Agreement is a valid and binding obligation of Operator, enforceable in accordance with its terms, subject to the effect of principles of equity and the applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and other customary qualifications.

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ARTICLE 9

[Reserved].

ARTICLE 10

SURVIVAL

10.1Survival.  The obligations of the Parties under this Agreement that the Parties have expressly agreed shall survive expiration or termination of this Agreement or that, by their nature, would continue beyond the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement for any reason.  Without limiting the foregoing, Article 1, this Article 10, Article 12, and Article 13 of this Agreement shall survive expiration or termination of this Agreement.

ARTICLE 11

TERM AND TERMINATION

11.1Term.  This Agreement shall commence on the Default Start Date and shall continue in full force and effect through the end of Transition Period unless terminated pursuant to Section 11.2 or Section 11.3.

11.2Termination for Breach.  Operator may terminate this Agreement, with prior written consent of Required Lenders, immediately upon EVO Companies’ material breach of this Agreement that remains uncured for 30 days after EVO Companies’ receipt of written notice of such breach.

11.3Termination by Operator.  Operator may terminate this Agreement, or may direct any Provider to cease provision of any individual Transition Services hereunder, with prior written consent of Required Lenders together with prior written notice delivered 10 days prior to the proposed date of termination or cessation.

11.4No Termination by Provider for Non-Payment.  In the event of any dispute between any Provider and any Operator regarding the partial payment or non-payment by Operator of the invoiced amount (or any other amount claimed by a Provider) for Transition Services provided by any Provider under this Agreement, each party hereto agrees that such Provider shall not terminate its delivery of Transition Services or otherwise terminate this Agreement but instead shall continue to provide Transition Services for the duration of the Transition Period.

ARTICLE 12

Indemnification and liability

12.1Indemnification.  Subject to the limitations set forth in this Agreement, EVO Companies, on behalf of itself and its Affiliates that are Providers, shall indemnify each of Operator and its subsidiaries (each, an “Indemnified Party”) against, and defend and hold each Indemnified Party harmless from and against any and all losses (“Losses”) actually suffered or incurred by any of the Indemnified Parties resulting from the provision of Transition Services in accordance with the terms of this Agreement.

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12.2[Intentionally Reserved].

12.3[Intentionally Reserved].

12.4Mitigation.  Each of the Parties agrees to use its reasonable best efforts to mitigate its respective Losses upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

12.5Limitations.  Notwithstanding anything to the contrary contained herein, none of EVO Companies or any of their Affiliates will be liable hereunder for any Losses arising out of or relating to the performance of the Transition Services, except to the extent found by a court of competent jurisdiction to arise from gross negligence, fraud or willful misconduct of any Provider.

12.6Remedies.  Each Party acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other Party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any Party from violating, any of such provisions.

ARTICLE 13

FEE AND PAYMENT

13.1Fees; Payment.  In addition to the fees for Transition Services set forth on Schedule 2.3 and the other fees and expenses payable by Operator pursuant to the terms of this Agreement, Operator shall pay for any equipment needed to stand up its own Operator IT System.   Following the conclusion of each month, invoices will be rendered by Provider to Operator for Transition Services delivered during the preceding month, and each such invoice shall: (a) identify the fees for the particular Transition Services provided during such month; and (b) include any additional data, information and substantiating documentation reasonably requested by Operator to verify and/or substantiate such fees.  Operator shall pay all invoiced amounts in immediately available funds within 30 days after the receipt of the applicable invoice. In the event of any dispute between any Provider and any Operator regarding the partial payment or non-payment by Operator of the invoiced amount (or any other amount claimed by a Provider) for Transition Services provided by any Provider under this Agreement, each party hereto agrees that such Provider shall not terminate its delivery of Transition Services or otherwise terminate this Agreement but instead shall continue to provide Transition Services for the duration of the Transition Period, provided that nothing shall preclude such Provider from immediately commencing an action to enforce payment of its invoices.

13.2Self-Help.  For purposes of this Section 13.2, a “Service Level Failure” shall have occurred if in any month a Provider fails to provide any Transition Service in accordance with Article 2.  In the event that either (i) the same Service Level Failure shall occur in two (2) consecutive month-end periods or (ii) any Service Level Failure is not cured within thirty days after Provider’s receipt of a Service Level Failure notice from Operator, Operator shall have the

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absolute right, but not the obligation, to leverage existing, or procure or retain, human resources, software, systems, services, or facilities or the like that is, in Operator’s reasonable discretion, required to achieve the applicable Service Standard for each of the Transition Services for which there is a Service Level Failure (such right, the “Self-Help Right”).  Such Provider shall reimburse Operator for any costs and expenses Operator reasonably incurs in the exercise of the Self-Help Right.

ARTICLE 14

MISCELLANEOUS

14.1Entire Agreement.  This Agreement constitutes the complete agreement of the Parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations and understandings.

14.2Amendment.  This Agreement may be amended, modified or supplemented only in a written document signed by each of the Parties and the written consent of Required Lenders.

14.3Notices.  Any written notice to be given hereunder shall be deemed given if given in the manner provided in the Financing Agreement.

14.4Waivers.  The failure of a Party to require performance of any provision hereof shall not affect its right at a later time to enforce the same.  No waiver by a Party of any term, covenant, representation or warranty contained herein shall be effective unless in writing.  No such waiver in any one instance shall be deemed a further or continuing waiver of any such term, covenant, representation or warranty in any other instance.

14.5Assignment.  This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of the Parties hereto.  EVO Companies may not assign this Agreement without the prior consent of Operator and Agent; provided, however, that EVO Companies may use subcontractors or Affiliates reasonably acceptable to the applicable Operator to provide some or all of the Transition Services (including, without limitation, service providers and vendors to EVO Companies and its Affiliates) without the prior consent of Operator and Agent.  Operator may not assign the benefits of this Agreement separately from the obligations hereunder and shall only assign this Agreement (and the benefits and obligations hereunder) to one or more transferees who agrees in writing to assume this Agreement.  Notwithstanding the foregoing, Operator may assign any or all of its rights, interests and obligations hereunder to any financial institution providing purchase money or other financing to Operator or any of its subsidiaries from time to time as collateral security for such financing (including, without limitation, the liens granted to each Agent under the Financing Agreement).

14.6Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same Agreement.  This Agreement may also be executed by facsimile or electronic signature.

14.7Headings.  The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

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14.8Time of the Essence.  To the extent that performance is to be governed by time, time shall be deemed to be of the essence hereof

14.9Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of New York.

14.10Forum.  Each Party agrees that any suit, action or proceeding brought by such Party against the other in connection with or arising from this Agreement shall be brought solely in the federal or state courts located in the Southern District of New York, and each Party irrevocably consents to the exclusive jurisdiction of, and venue in, such court and hereby irrevocably waives any right, defense or argument based on lack of personal jurisdiction, inconvenient forum, or similar principles.

14.11Enforcement.  In the event that it becomes necessary for any Party to this Agreement to take any action in a court or tribunal of competent jurisdiction to interpret or enforce this Agreement, or any of its terms, and any Party thereafter incurs costs (including reasonable attorneys’ fees) as a result thereof, the prevailing Party in such dispute shall be entitled, in addition to any judgment or award, to an award for all reasonable costs incurred (including reasonable attorneys’ fees).  The prevailing Party shall further be entitled to an award of reasonable attorneys’ fees and related costs in connection with enforcement of any judgment, including enforcement following any appeal.

14.12No Third-Party Beneficiaries.  Except with respect to the rights of each Lender and Agent hereunder, this Agreement is solely for the benefit of the Parties and those other persons or entities specifically described herein, and, except as aforesaid, no provision of this Agreement shall be deemed to confer any remedy, claim or right upon any third party.

14.13Incorporation.  Any respective Schedules, Exhibits and Appendices attached hereto and referred to herein are incorporated into and form a part of this Agreement.

14.14Negotiated Agreement.  This Agreement is the product of negotiations of the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

14.15Currency.  All amounts due hereunder shall be invoiced and paid in United States Dollars.

14.16Further Assurances. The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be appropriate or reasonably necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occur before or after the date of this Agreement.

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[Signature Page Follows]

13

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

EVO TRANSPORTATION & ENERGY SERVICES, INC.,
a Delaware corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

EVO CNG, LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

THUNDER RIDGE TRANSPORT, INC.,
a Missouri corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

EVO EQUIPMENT LEASING, LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

EVO SERVICES GROUP, LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

FINKLE TRANSPORT INC.,
a New Jersey corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

RITTER TRANSPORT, INC.,
a Maryland corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

JOHN W. RITTER TRUCKING, INC.,
a Maryland corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

W.E. GRAHAM, INC.,
a Tennessee corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

URSA MAJOR CORPORATION,
a Wisconsin corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

SHEEHY MAIL CONTRACTORS, INC.,
a Wisconsin corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

J.B. LEASE CORPORATION,
a Wisconsin corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

JOHMAR LEASING COMPANY, LLC,
a Maryland limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

COURTLANDT AND BROWN ENTERPRISES L.L.C.,
a New Jersey limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

RITTER TRANSPORTATION SYSTEMS, INC.,
a Maryland corporation

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

TITAN CNG LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

ENVIRONMENTAL ALTERNATIVE FUELS, LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

EVO HOLDING COMPANY LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer

EVO LOGISTICS LLC,
a Delaware limited liability company

By:	/s/ Thomas J. Abood
	Name:	Thomas J. Abood
	Title:	Chief Executive Officer